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                                   EXHIBIT 99



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PRESS RELEASE

                              FOR IMMEDIATE RELEASE
                              ---------------------

                                                  For More Information Contact:
                                                  Charles T. Black
                                                  (870) 836-6841



                              HCB BANCSHARES, INC.
               ANNOUNCES SHAREHOLDER APPROVAL OF SHARE ACQUISITION

         Camden, Arkansas, July 8, 2004, - HCB Bancshares, Inc., (Nasdaq: HCBB) (the "Company"), held a special meeting of its shareholders on July 8, 2004. At the meeting, the shareholders of the Company approved and adopted the Agreement of Acquisition between the Company and Rock Bancshares, Inc., dated as of January 13, 2004 (the "Agreement"). The Agreement provides that all of the common stock of the Company will be acquired by Rock Bancshares in a share acquisition pursuant to Oklahoma law, subject to the terms and conditions set forth in the Agreement. One of these conditions is regulatory approval, which has not yet been obtained.

         HCB Bancshares, Inc. is the parent company of HEARTLAND Community Bank, headquartered in Camden, with HEARTLAND community banking offices in Bryant, Camden, Fordyce, and Sheridan, Arkansas.